CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANT



     The undersigned, an independent petroleum engineering consultant, hereby consents to incorporation by reference in the Registration Statement No. 33-23326 on Form S-8 of Berry Petroleum Company and the related Prospectus of our reserve report prepared pursuant to the Securities Exchange Act of 1934 dated January 15, 1993, pertaining to interests of Berry Petroleum Company and subsidiaries in certain oil and gas properties located in Colorado, and the use of the name Reed W. Ferrill and Associates as the independent petroleum engineering firm that prepared such report for the year ended December 31, 1992, which report is referenced in the December 31, 1994 Annual Report on Form 10-K of Berry Petroleum Company.



Dated:  March 6, 1995

                                   REED W. FERRILL AND ASSOCIATES


                                By:/s/Reed W. Ferrill
                                   Reed W. Ferrill
                                   President
































                                Exhibit 23.3